Exhibit 10.8

[DATE]

GRANT INTIMATION

Emp #:
Name:     [Participant]

Dear [Participant],

We are pleased to grant you an option to acquire [______] Equity Shares of the Company (Face value – [____] per share) under the Employees’ Stock Option Plan (the “Plan”) at a price of [_______]per share under [________].

You are not required to pay for the Options granted to you.

Please note that the price has been arrived at based on the Securities and Exchange Board of India (Employee Stock Option Scheme and Employee Stock Purchase Scheme) guidelines 1999 and [_____________].

This grant of the options will be subject to the following terms and conditions and to the rules contained in the Plan.

•	[Insert applicable vesting dates].

•	[Insert applicable vesting dates].

•	[Insert applicable vesting dates].

•	[Insert applicable vesting dates].

The exercise can be done during the period of [seven/10] years from the date of [vesting/grant]. Allotments will be made in the following month of each quarter.

While exercising the options, you must pay to the Company the consideration in full for acquiring the options which are vested in your favor, along with the payment of necessary applicable taxes, if any. Please check with the accounts/Finance Department of the country in which you are located at the time of exercise as regards tax liability on exercise of options and pay or make arrangements to with respect to same.

The share certificates will be issued to you after you exercise the option and complete all other required measures. In case you have a Demat account, the shares will be credited to your Demat account provided you inform the correct account numbers etc. to the company at the time of exercise. Normally, it will take at least one month to get shares listed from the date of allotment.

The Board of Directors are entitled to change the terms and conditions mentioned herein above at any time as provided under the Plan. The Plan is also subject to the rules and regulations framed by SEBI and Companies Act, 1956, as applicable.

Please find enclosed the Plan and other disclosure documents as prescribed by [SEBI and/or by other applicable law].

In case you do not want to accept the Grant of these Options, please inform the Corporate HR, latest by [DATE].

With Regards

For [Company]

Kindly sign & return a copy of this letter in acknowledgment.

Name	:

Signature	:

Date	: